3: AMC Entertainment Inc

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 28, 2004

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Item 7. Financial Statements and Exhibits.

Exhibits:

99.1 January 28, 2004 Press Release, furnished solely for purposes of incorporation by reference to Items 9 and 12 herein.

Item 9. Regulation FD Disclosure.

On January 28, 2004, we announced our consolidated financial results for the third quarter of fiscal 2004 (13 weeks) ended January 1, 2004.  A copy of the press release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as an exhibit.

Item 12. Results of Operations and Financial Condition.

On January 28, 2004, we announced our consolidated financial results for the third quarter of fiscal 2004 (13 weeks) ended January 1, 2004.  A copy of the press release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	January 28, 2004	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer